UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 26, 2007

SKECHERS U.S.A., INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14429	95-4376145
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

228 Manhattan Beach Boulevard, Manhattan Beach, California		90266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 318-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Jeffrey Greenberg, Senior Vice President and a member of the Board of Directors of Skechers U.S.A., Inc. (the "Company"), is trustee of the Jeffrey & Lori Greenberg Family Trust (the "Trust"). The Trust and Mr. Greenberg's broker entered into a 10b5-1 Trading Plan (the "10b5-1 Plan") on March 26, 2007.

The 10b5-1 Plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company's insider trading policy. Rule 10b5-1 allows corporate insiders to establish pre-arranged written stock trading plans. A 10b5-1 plan must be entered into in good faith at a time when the insider is not aware of material non-public information. Subsequent receipt by the insider of material non-public information will not prevent pre-arranged transactions under the 10b5-1 plan from being executed. These plans allow individuals to achieve prudent and gradual asset diversification over time.

Under the 10b5-1 Plan, Mr. Greenberg may sell up to 300,000 shares of the Company's Class A Common Stock in specified share amounts at specific market prices. Mr. Greenberg will have no control over the timing of the share sales under the 10b5-1 Plan. The 10b5-1 Plan is scheduled to expire on December 31, 2007. Any sales under the 10b5-1 Plan will be disclosed publicly through appropriate filings with the Securities and Exchange Commission.

The information in this current report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Exchange or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless such subsequent filing specifically references this Current Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKECHERS U.S.A., INC.

March 30, 2007	By:	/s/ David Weinberg

Name: David Weinberg
Title: Chief Operating Officer